EXHIBIT 10.4
RESTRICTED STOCK AGREEMENT
[NON-EMPLOYEE DIRECTOR]

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) dated as of January 12, 2011, by and between Frederick’s of Hollywood Group Inc., a New York corporation (the “Company”), and _______________ (the “Director”).

WHEREAS, on January 12, 2011, pursuant to the terms and conditions of the Company’s 2010 Long-Term Incentive Equity Plan (the “Plan”), the Board of Directors of the Company (the “Board”) authorized the issuance to the Director, effective on the date hereof, of 7,500 shares of the authorized but unissued common stock of the Company, $.01 par value (“Shares”), conditioned upon the Director’s acceptance thereof upon the terms and conditions set forth in this Agreement and subject to the terms of the Plan; and

WHEREAS, the Director desires to acquire the Shares on the terms and conditions set forth in this Agreement and subject to the terms of the Plan;

IT IS AGREED:

1.           Grant of Shares.

1.1           The Company hereby issues to the Director 7,500 Shares on the terms and conditions set forth herein.

1.2           Subject to Section 3 below, the Shares shall be subject to forfeiture in the event of the Director’s termination for any reason prior to the following dates:  prior to January 12, 2012, 5,000 Shares shall be subject to forfeiture, on or after January 12, 2012 and prior to January 12, 2013, 2,500 Shares shall be subject to forfeiture, and on or after January 12, 2013, no Shares shall be subject to forfeiture (each a “Restriction Period” with respect to the applicable number of Shares).

1.3           The Shares shall be represented by three separate stock certificates registered in the name of the Director, each for 2,500 Shares. One stock certificate shall bear the legend set forth in Section 5(vi) of this Agreement (the “Vested Certificate”) and the other two stock certificates shall bear the legends set forth in Sections 5(vi) and 5(vii) of this Agreement (the “Unvested Certificates” and together with the Vested Certificate, the “Share Certificates”).  The Unvested Certificates shall be deposited with the Company, together with two separate stock powers endorsed in blank by the Director and signature Medallion Guaranteed, which will permit transfer to the Company of the Shares represented by each such Unvested Certificate that is forfeited or shall not become vested in accordance with the terms of this Agreement and the Plan.

1.4           After issuance, the Shares shall constitute issued and outstanding shares of common stock of the Company for all corporate purposes, and the Director shall have the right to vote such Shares, to receive and retain all cash dividends as the Board may, in its sole discretion, pay on such Shares, and to exercise all of the rights, powers and privileges of a holder of common stock with respect to such Shares, except that (a) the Director shall not be entitled to delivery of an Unvested Certificate until the Shares represented by such Unvested Certificate vest in accordance with Section 1.5 below and (b) other than cash dividends as the Board, in its sole discretion, distributes, the Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as applicable to the Shares) until such time, if ever, as the Shares with respect to which such Retained Distributions shall have been distributed have become vested.

1.5           If the Director is still a Director of the Company at the end of a Restriction Period, all of the Shares that are no longer subject to forfeiture, and the Retained Distributions with respect thereto, shall vest and shall no longer be subject to forfeiture by the Director.  After the date that any Shares become vested, the Company shall instruct its transfer agent to issue and deliver to the Director a new certificate for the Shares, which certificate shall not bear the legend set forth in Section 5(vii).  If, at any time prior to the vesting of any Shares in accordance with the first sentence of this Section 1.5, the Director is terminated for any reason, then the Shares that have not then vested (and the Retained Distributions with respect thereto) shall be forfeited to the Company and the Director shall not thereafter have any rights with respect to such Shares.  In such event, the Company is authorized by the Director to complete the stock powers to transfer the Shares to the Company and deliver the Unvested Certificates (and the Retained Distributions with respect thereto) and stock powers to the Company’s transfer agent to return the Shares (and, if applicable, the Retained Distributions with respect thereto) to the status of authorized but unissued shares of common stock.

2.           Withholding Tax.  Not later than the date as of which an amount first becomes includible in the gross income of the Director for federal income tax purposes with respect to the Shares, the Director shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount.  Notwithstanding anything in this Agreement to the contrary, the obligations of the Company under the Plan and pursuant to this Agreement shall be conditional upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Director from the Company.

3.           Nonassignability of Shares.  The Shares shall not be assignable or transferable until they have vested.

4.           Company Representations.  The Company hereby represents and warrants to the Director that:

(i)           the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

(ii)          the Shares, when issued and delivered by the Company to the Director in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

5.           Director Representations.  The Director hereby represents and warrants to the Company that:

(i)           Director is acquiring the Shares for Director’s own account and not with a view towards the distribution thereof;

(ii)          Director has received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”) within the last twenty-four (24) months and all reports issued by the Company to its shareholders;

(iii)         Director understands that he must bear the economic risk of the investment in the Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933, as amended (“Securities Act”), or an exemption therefrom is available thereunder; provided that Director understands that the Company is under no obligation to register the Shares for sale under the Securities Act;

(iv)         in Director’s position with the Company, Director has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

(v)          Director is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Shares in the absence of registration under the Securities Act or an exemption therefrom as provided herein;

(vi)         in the absence of an effective registration statement under the Securities Act, the Share Certificates evidencing the Shares shall bear the following legend:

“The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be sold or transferred in the absence of such registration or pursuant to an exemption therefrom under said Act and such laws, supported by an opinion of counsel, reasonably satisfactory to the Company and its counsel, that such registration is not required.”

(vii)        Director understands that the Unvested Certificates evidencing the Shares shall also bear the following legend:

“The shares represented by this certificate have been acquired pursuant to a Restricted Stock Agreement, dated as of January 12, 2011, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof.”

(viii)       Director has received a copy of the Plan and understands his rights with respect to the Shares shall, in all respects, be subject to the terms and conditions of the Plan and this Agreement; and

(ix)         Director is aware of and understands that he is subject to the Company’s Insider Trading Policy and has received a copy of such policy as of the date of this Agreement;

6.           Restriction on Transfer of Shares.  Notwithstanding anything in this Agreement to the contrary, and in addition to the provisions of Section 3 of this Agreement, the Director hereby agrees that Director shall not sell, transfer by any means or otherwise dispose of the Shares acquired by Director without registration under the Securities Act, or in the event that they are not so registered, unless (i) an exemption from the Securities Act registration requirements is available thereunder, (ii) the Director has furnished the Company with notice of such proposed transfer and the Company’s legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt and (iii) such transfer is in compliance with the Company’s Insider Trading Policy, as in effect at such time.

7.           Miscellaneous.

7.1          Notices.  All notices, requests, deliveries, payments, demands and other communications that are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or by private courier (e.g., Federal Express), or sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth herein, or to such other address as either party shall have specified by notice in writing to the other.  Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

7.2          Plan Paramount; Conflicts with Plan.  This Agreement shall, in all respects, be subject to the terms and conditions of the Plan, whether or not stated herein.  In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall in all respects be controlling.

7.3          Waiver.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

7.4          Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.  This Agreement may not be amended except in writing executed by the Director and the Company.

7.5          Binding Effect; Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

7.6          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law provisions.

7.7          Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

7.8          Section 409A.  This Agreement is intended to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).  To the extent that the Shares or any payments or benefits provided hereunder are not considered compliant with Section 409A, the parties agree that the Company shall take all actions necessary to make such payments and/or benefits become compliant.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

DIRECTOR	FREDERICK’S OF HOLLYWOOD GROUP INC.

By:
Name:
Title:

Address of Employee:	Address of Company:
6255 W. Sunset Blvd.
Hollywood, CA 90028